EXHIBIT (h)(6)(i)
FAIR VALUE SERVICES AMENDMENT
TO
ACCOUNTING SERVICES AGREEMENT
     This Fair Value Services Amendment (the “Amendment”) is made as of the 8th day of May, 2007, by and between, BB&T FUNDS, a Massachusetts business trust (the “Trust”) and PFPC Inc., a Massachusetts corporation (“PFPC”).
BACKGROUND:
A.	The Trust and PFPC are parties to an Accounting Services Agreement dated as of December 18, 2006 (the “Agreement”).

B.	The parties desire to amend the Agreement to reflect the provision of fair valuation services to the Trust.

C.	This Background section and the Schedules to this Amendment are hereby incorporated by reference in and made a part of this Amendment.
TERMS:
The parties hereby agree that:
1. Section 15 of the Agreement is hereby amended and restated as follows:
15. Fair Value Services
(a)	The Trust has entered into an agreement with the Pricing Vendor, currently FT Interactive Data, for the Pricing Vendor to provide fair value prices to PFPC for the relevant foreign equity securities that have met the predetermined confidence level identified by the Trust (“Fair Value Prices”). The Trust will notify PFPC in writing if it desires to select a different Pricing Vendor, and the parties will work together to determine, as between the parties hereto, the terms and fees under which a different Pricing Vendor would be acceptable to each party.

(b)	Unless the Trust directs PFPC otherwise by Written Instructions, the Trust hereby authorizes and instructs PFPC to: (a) according to the procedures set forth on Exhibit C, receive from the Pricing Vendor the Fair Value Prices (in a format reasonably required by PFPC) for each of the Funds that are invested in foreign equity securities, which are identified on Exhibit B hereto (individually, an “International Fund,” and collectively, the “International Funds”) and (b)

under the circumstances set forth on Exhibit C, use such Fair Value Prices that it timely receives in all relevant calculations (e.g., NAV, etc.) for those Funds. PFPC agrees to perform the foregoing services and provide reports to the Trust as specified in Exhibit C. The Trust shall provide PFPC with at least ten (10) business day’s written notice of any change to Exhibit B or any change to the procedures set forth in Exhibit C.

(c)	The Trust understands and agrees that PFPC will not be able to employ its standard review process to the Fair Value Prices and that PFPC shall have no obligation to inquire into, verify, or otherwise analyze the accuracy or reasonableness of any of the Fair Value Prices it receives except for PFPC’s duties that are set forth in Exhibit C. Except for PFPC’s duties that are set forth in Exhibit C, the Trust hereby assumes all responsibility for verifying the accuracy and reasonableness of the Fair Value Prices and the appropriateness of the International Funds’ use of Fair Value Prices, regardless of any efforts of PFPC in this respect. The Fund hereby represents and warrants that the Valuation Committee has evaluated and approved the use of the Pricing Vendor’s Fair Value Prices for each of the International Funds and believes such use to be consistent with (a) the security valuation procedures and policies adopted by the Board of Trustees and (b) the registration statement(s) of the International Funds. The Trust acknowledges that security-specific fair value determinations must be made by the Trust and/or the Valuation Committee of the respective International Funds, and are not made by PFPC.

(d)	The Trust shall not use or permit the use of Fair Value Prices for the benefit of any Fund or other investment vehicle other than the International Funds identified on the then-current Exhibit B.
2.	Exhibit B to the Agreement is amended and restated as set forth on Schedule 1 to this Amendment.

3.	A new Exhibit C is hereby added to the Agreement as set forth on Schedule 2 to this Amendment.

4.	Miscellaneous.
(a)	Capitalized terms not defined in this Amendment have their respective meanings as defined in the Agreement.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

(c)	The Agreement, as amended hereby, together with its Exhibits and Schedules, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

BB&T FUNDS

By:	/s/ James T. Gillespie

Name:	James T. Gillespie

Title:	Vice President

PFPC INC.

By:	/s/ Jay F. Nusblatt

Name:	Jay F. Nusblatt

Title:	Senior Vice President

Schedule 1
To this Amendment
Exhibit B
(To the Agreement)
International Funds
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Schedule 2
To this Amendment
EXHIBIT C
(To the Agreement)
FOREIGN EQUITY FAIR VALUE PROCEDURES
Section 1. PRICING PROCEDURES
For each International Fund, PFPC will calculate the percentage change in S&P 500 Index from the open of the New York Stock Exchange (normally, 9:30 a.m. Eastern time) to the close of the NYSE (normally 4:00 p.m. Eastern time) (the “Index Change”). PFPC will also calculate whether the Index Change is equal to or greater than +/- 0.50% (in absolute value without rounding) (the “Trigger”). The Trust may change the level of a Trigger by providing PFPC with at least ten (10) business day’s written notice.
PFPC has instructed or will instruct the Pricing Vendor to provide Fair Value Prices that have met a confidence level established by the Funds (currently zero) to PFPC each business day prior to the cut-off time (discussed in Section 3 below). The Trust may change the confidence level by providing PFPC with at least ten (10) business day’s written notice. When the Trigger has been met, and PFPC has timely received Fair Value Prices for the relevant foreign equity securities from the Pricing Vendor, PFPC shall use such Fair Value Prices in all relevant calculations. In addition, if the Trigger has been met and Fair Value Prices timely received, PFPC will also calculate whether the percentage change from that day’s price for such security versus the Fair Valued Price exceeds the established threshold (currently, ten percent or one penny per share). If percentage change exceeds the threshold, PFPC will promptly inform the Trust.
Section 2. FOREIGN MARKET HOLIDAYS
The following pricing procedures will be utilized if a foreign market is closed due to holiday:
1.	If the provisions of Section 1 are met, a current day fair value price will be utilized.

2.	If the provisions of Section 1 are not met, the price utilized will be the same as the most recent valuation. (Note: The most recent valuation could be a fair value price, as determined by these procedures, or a market price, depending on whether the provisions of Section 1 were met on the most recent trading day of the foreign exchange.)
Section 3. FAIR VALUATION CUTOFF
In the event that PFPC does not receive fair value prices from the Pricing Vendor by 5:30 p.m. Eastern time, the prices of foreign equity securities will be determined in accordance with the Funds’ current security valuation procedures adopted by the Board of Trustees

(excluding methodologies that contemplate fair value prices from a pricing vendor). The cutoff time applies only to the fair valuation of foreign equity securities as outlined in this Schedule, not to any other fair valuation determinations made in accordance with the Trust’s Fair Value Procedures as adopted by the Board of Trustees.
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